3,870,000 Shares of Common Stock

HUDSON TECHNOLOGIES, INC.

PLACEMENT AGENT AGREEMENT

July 31, 2009

Roth Capital Partners, LLC
24 Corporate Plaza
Newport Beach, California 92660

Gentlemen:

1.           Introduction.  Hudson Technologies, Inc., a New York corporation (the “Company”), proposes to issue and sell to the purchasers, pursuant to the terms and conditions of this Placement Agent Agreement (this “Agreement”) and the subscription agreements in the form of Exhibit A attached hereto (each a “Subscription Agreement,” and collectively, the “Subscription Agreements”) entered into with the purchasers identified therein (each a “Purchaser” and collectively, the “Purchasers”), up to an aggregate of 3,870,000 shares (hereinafter the “Shares”) of its common stock, par value $0.01 per share (the “Common Stock”). The Company hereby confirms that Roth Capital Partners, LLC (“Roth Capital,” or the “Placement Agent”) acted as Placement Agent in accordance with the terms and conditions hereof.

2.           Agreement to Act as Placement Agent; Placement of Securities.  On the basis of the representations, warranties and agreements of the Company contained herein, and subject to all the terms and conditions of this Agreement:

(a)           The Company has authorized and hereby acknowledges that the Placement Agent has acted as its exclusive agent to solicit offers for the purchase of all or part of the Shares from the Company in connection with the proposed offering of the Shares (the “Offering”).  Until the Termination Date (as defined in Section 4 hereof), the Company shall not, without the prior written consent of the Placement Agent, solicit or accept offers to purchase the Shares otherwise than through the Placement Agent.

(b)           The Company hereby acknowledges that the Placement Agent, as agent of the Company, has agreed to use its commercially reasonable best efforts to solicit offers to purchase the Shares from the Company on the terms and subject to the conditions set forth in the Prospectus (as defined below).  The Placement Agent shall use commercially reasonable efforts to assist the Company in obtaining performance by each Purchaser whose offer to purchase the Shares was solicited by the Placement Agent and accepted by the Company, but the Placement Agent shall not, except as otherwise provided in this Agreement, be obligated to disclose the identity of any potential purchaser or have any liability to the Company in the event any such purchase is not consummated for any reason.  Under no circumstances will the Placement Agent be obligated to underwrite or purchase any Shares for its own account and, in soliciting purchases of Shares, the Placement Agent shall act solely as the Company’s agent and not as principal.  Notwithstanding the foregoing and except as otherwise provided in Section 2, it is understood and agreed that the Placement Agent (or its affiliates) may, solely at its discretion and without any obligation to do so, purchase Shares as principal.

(c)           Offers for the purchase of Shares were solicited by the Placement Agent as agent for the Company at such times and in such amounts as the Placement Agent deemed advisable.  The Placement Agent communicated to the Company, orally or in writing, each reasonable offer to purchase Shares received by it as agent of the Company. The Company shall have the sole right to accept offers to purchase the Shares and may reject any such offer, in whole or in part.  The Placement Agent has the right, in its discretion, without notice to the Company, to reject any offer to purchase Shares received by it, in whole or in part, and any such rejection shall not be deemed a breach of this Agreement.

(d)           The Shares are being sold to the Purchaser(s) at a price of $1.15 per Share (the “Offering Price”).  The purchases of the Shares by the Purchaser(s) shall be evidenced by the execution of Subscription Agreements by each of the Purchasers and the Company.

(e)           (i)           As compensation for services rendered, on each Closing Date (as defined in Section 4 hereof), the Company shall pay to the Placement Agent by wire transfer of immediately available funds to an account or accounts designated by the Placement Agent, an aggregate amount equal to six percent (6%) of the gross proceeds received by the Company from the sale of the Shares on such Closing Date; provided, however, that the Placement Agent shall not be entitled to any compensation in connection with the sale of any Shares to those Purchasers listed on Schedule A hereto.  Such amount may be deducted from the payment made by the Purchaser(s) to the Company and paid directly to the Placement Agent on the applicable Closing Date.

(ii)          As additional compensation for services rendered, the Company shall issue to the Placement Agent on each Closing Date warrants (the “Placement Agent Warrants”) for the purchase of an aggregate amount of shares of Common Stock equal to five percent (5%) of the Shares issued to the Purchasers on such Closing Date pursuant to the terms of this Agreement, at an exercise price equal to 125% of the Offering Price, during a term commencing six (6) months from the applicable Closing Date and expiring five (5) years from the applicable Closing Date, in substantially the form attached hereto as Exhibit B.  The shares of Common Stock issuable upon exercise of the Placement Agent Warrants are referred to herein as the “Placement Agent Warrant Shares.”

(iii)         No Shares which the Company has agreed to sell pursuant to this Agreement and the Subscription Agreements shall be deemed to have been purchased and paid for, or sold by the Company, until such Shares shall have been delivered to the Purchaser thereof against payment by such Purchaser. If the Company shall default in its obligations to deliver Shares to a Purchaser whose offer it has accepted, the Company shall indemnify and hold the Placement Agent harmless against any loss, claim, damage or expense arising from or as a result of such default by the Company in accordance with the procedures set forth in Section 8(a) herein.

3.           Representations and Warranties of the Company.

(a)           The Company represents and warrants to the Placement Agent and the Purchasers as of the date hereof, and agrees with the Placement Agent and the Purchasers that:

(i)           A registration statement of the Company on Form S-3 (File No. 333-151973) (including all pre-effective amendments thereto, the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).  The Company meets the requirements for use of Form S-3 under the Securities Act, and the rules and regulations of the Commission thereunder (the “Rules and Regulations”). The Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Placement Agent, and, excluding exhibits thereto, have been declared effective by the Commission in such form and meet the requirements of the Securities Act and the Rules and Regulations.  Other than (A) a registration statement, if any, increasing the size of the offering filed pursuant to Rule 462(b) under the Securities Act and the Rules and Regulations (a “Rule 462(b) Registration Statement”) and (B) the Prospectus (as defined below) contemplated by this Agreement to be filed pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 5 hereof and (C) any Issuer Free Writing Prospectus (as defined below), no other document with respect to the offer and sale of the Shares has heretofore been filed with the Commission.  No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or threatened by the Commission.  The prospectus filed as part of the registration statement in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus.”  The various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, in each case including all exhibits thereto and including (A) the information contained in the Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed by virtue of Rules 430B and 430C under the Securities Act to be part of the Initial Registration Statement at the time it became effective and (B) the documents incorporated by reference in the Rule 462(b) Registration Statement at the time the Rule 462(b) Registration Statement became effective, are hereinafter collectively called the “Registration Statement.”  The base prospectus included in the Initial Registration Statement at the time of effectiveness thereof, as supplemented by the final prospectus supplement relating to the offer and sale of the Shares, in the form filed pursuant to and within the time limits described in Rule 424(b) under the Rules and Regulations, is hereinafter called the “Prospectus.”

Any reference herein to any Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein.  Any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any documents filed after the date of such Prospectus under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Prospectus.  Any reference to (A) any Registration Statement shall be deemed to refer to and include the annual report of the last completed fiscal year of the Company on Form 10-K filed under Section 13(a) or 15(d) of the Exchange Act prior to the date hereof and (B) the effective date of such Registration Statement shall be deemed to refer to and include the date such Registration Statement became effective and, if later, the date such Form 10-K was so filed.  Any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the date of this Agreement and prior to the Termination Date that is incorporated by reference in the Registration Statement.

(ii)           As of the Applicable Time (as defined below) and as of each Closing Date, as the case may be, neither (A) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, and the Pricing Prospectus (as defined below) and the information included on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), (B) any individual Limited Use Free Writing Prospectus (as defined below), nor (C) the bona fide electronic road show (as defined in Rule 433(h)(5) of the Rules and Regulations that has been made available without restriction to any person), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Pricing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by the Placement Agent specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agent’s Information (as defined in Section 17).  As used in this paragraph (ii) and elsewhere in this Agreement:

“Applicable Time” means 3:00 p.m., California time, on the date of this Agreement or such other time as agreed to by the Company and the Placement Agent.

“Pricing Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule A to this Agreement.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(iii)         No order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus relating to the Offering has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission.

(iv)         At the respective times the Registration Statement and any amendments thereto became or become effective, at the date of this Agreement and at each Closing Date, each Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at each Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (iv) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Placement Agent specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agent’s Information.  The Prospectus contains all required information under the Securities Act with respect to the Shares and the distribution of the Shares.

(v)          Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the Offering or until any earlier date that the Company notified or notifies the Placement Agent as described in Section 5(a)(v), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, Pricing Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Placement Agent specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agent’s Information.

(vi)         The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(vii)        The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the Offering other than the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 5(a)(ii) below.  The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show,” as described in Rule 433(d)(8) of the Rules and Regulations) if any, in the time and manner required under Rules 163(b)(2) and 433(d) of the Rules and Regulations.

(viii)       At the time of filing the Initial Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto, and at the date hereof, the Company was not, and the Company currently is not, an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

(ix)          The Company and each of its subsidiaries (as defined in Section 15) have been duly organized and are validly existing as corporations or other legal entities in good standing (or the foreign equivalent thereof) under the laws of their respective jurisdictions of organization.  The Company and each of its subsidiaries are duly qualified to do business and are in good standing as foreign corporations or other legal entities in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and have all power and authority (corporate or other) necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not (A) have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, assets, business or prospects of the Company and its subsidiaries taken as a whole, or (B) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, the General Disclosure Package or the Prospectus (any such effect as described in clauses (A) or (B), a “Material Adverse Effect”).  The Company owns or controls, directly or indirectly, only the following corporations, partnerships, limited liability partnerships, limited liability companies, associations or other entities: Hudson Holdings, Inc., a Nevada corporation, and Hudson Technologies Company, a Tennessee corporation.

(x)           The Company has the full right, power and authority to enter into this Agreement, the Subscription Agreements and the Placement Agent Warrants, and to perform and to discharge its obligations hereunder and thereunder; and each of this Agreement, each of the Subscription Agreement(s), and this Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(xi)          The shares of Common Stock to be issued and sold by the Company to the Purchasers hereunder and under the Subscription Agreements, and the Placement Agent Warrant Shares have been duly and validly authorized and the Common Stock, when issued and delivered against payment therefor as provided herein and in the Subscription Agreements and the Placement Agent Warrant Shares, when issued and delivered against payment therefore as provided in the Placement Agent Warrants, will be duly and validly issued, fully paid and non-assessable and free of any preemptive or similar rights and will conform to the description thereof contained in the General Disclosure Package and the Prospectus.

(xii)        The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with United States federal and state securities laws, and conform to the description thereof contained in the General Disclosure Package and the Prospectus.  As of July 1, 2009, there were 19,429,533 shares of Common Stock issued and outstanding, no shares of the Company’s preferred stock, par value $0.01 per share, issued and outstanding, and 2,954,843 shares of Common Stock were issuable upon the exercise of all options, warrants and convertible securities outstanding as of such date. Since such date, the Company has not issued any securities, other than Common Stock of the Company issued pursuant to the exercise of stock options previously outstanding under the Company’s stock option plans or the issuance of restricted Common Stock pursuant to employee stock purchase plans.  All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in compliance with United States federal and state securities laws.  None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described above or accurately described in the General Disclosure Package.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the General Disclosure Package and the Prospectus, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

(xiii)       All the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the General Disclosure Package and the Prospectus, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

(xiv)       There is no judgment, writ, decree or order, of any court to which the Company is named as a party.

(xv)        The execution, delivery and performance of this Agreement, the Subscription Agreements and the Placement Agent Warrants by the Company, the issue and sale of the Shares by the Company and the consummation of the transactions contemplated hereby and thereby will not (with or without notice or lapse of time or both) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or Debt Repayment Triggering Event (as defined below) under, give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws (or analogous governing instruments, as applicable) of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets.  A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvi)       Except for the registration of the Common Stock and Placement Agent Warrants under the Securities Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws and the NASDAQ Capital Market (“NASDAQ CM”) in connection with the offering and sale by the Company of the Shares and the listing of the Common Stock on the NASDAQ CM, no consent, approval, authorization or order of, or filing, qualification or registration (each an “Authorization”) with, any court, governmental or non-governmental agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement, Placement Agent Warrants and the Subscription Agreements by the Company, the offer or sale of the Shares or the consummation of the transactions contemplated hereby or thereby; and no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization.  All corporate approvals (including those of stockholders) necessary for the Company to consummate the transactions contemplated by this Agreement have been obtained and are in effect.

(xvii)      BDO Seidman LLP, who have certified certain financial statements and related schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm within the meaning of Article 2-01 of Regulation S-X and the Public Company Accounting Oversight Board (United States) (the “PCAOB”). Except as disclosed in the Registration Statement and as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, BDO Seidman LLP has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(xviii)     The financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package, the Prospectus and in each Registration Statement, fairly present the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries and other consolidated entities at the respective dates or for the respective periods therein specified.  Such statements and related notes and schedules have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the General Disclosure Package.  The financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package and the Prospectus comply in all material respects with Regulation S-X.  No other financial statements or supporting schedules or exhibits are required by Regulation S-X to be described, or included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus.  There is no pro forma or as adjusted financial information which is required to be included in the Registration Statement, the General Disclosure Package, and/or the Prospectus or a document incorporated by reference therein in accordance with Regulation S-X which has not been included or incorporated as so required.  All information contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as defined in Regulation G) complies with Regulation G and Item 10 of Regulation S-K, to the extent applicable.

(xix)        Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package; and, since the respective dates as of which information is given in the General Disclosure Package, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse change, or any development that could reasonably be expected to have a material adverse change, in or affect on the business, assets, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the General Disclosure Package.

(xx)         There is no legal or governmental action, suit, claim or proceeding pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject, which is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or a document incorporated by reference therein and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(xxi)        Except as described in the General Disclosure Package, neither the Company nor any of its subsidiaries (A) is in violation of its charter or by-laws (or analogous governing instrument, as applicable), (B) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (C) is in violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject except, in the case of clauses (B) and (C) of this paragraph (xx), for any violations or defaults which, singularly or in the aggregate, would not have a Material Adverse Effect.

(xxii)       The Company and each of its subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the General Disclosure Package and the Prospectus (collectively, the “Governmental Permits”) except where any failures to possess or make the same, singularly or in the aggregate, would not have a Material Adverse Effect.  The Company and its subsidiaries are in compliance with all such Governmental Permits, except where non-compliance, singularly or in the aggregate, would not have a Material Adverse Effect; all such Governmental Permits are valid and in full force and effect, except where the validity or failure to be in full force and effect would not, singularly or in the aggregate, have a Material Adverse Effect.  All such Governmental Permits are free and clear of any restriction or condition that are in addition to, or materially different from those normally applicable to similar licenses, certificates, authorizations and permits.  Neither the Company nor any subsidiary has received notification of any revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Governmental Permit and to the knowledge of the Company, no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Governmental Permit and the Company has no reason to believe that any such Governmental Permit will not be renewed.

(xxiii)      Neither the Company nor any of its subsidiaries is or, after giving effect to the offering of the Shares and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will become an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(xxiv)     Neither the Company nor any of its subsidiaries, or any of their respective officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(xxv)      The Company and its subsidiaries own or possess legally enforceable rights from all necessary third parties (the “Licensors”) in all patents and own or possess legally enforceable rights from all necessary third parties to use the trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, trade secrets and know-how set forth on the attached Schedule D and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company or its subsidiaries with respect to the foregoing.  The Company is unaware of any claims or challenges by any third party that the products or services of the Company infringe any legally enforceable patent held by such third party.  Except where such failure to make the same would not, singularly or in the aggregate, have a Material Adverse Effect, the Company or its subsidiaries is listed in the records of the appropriate United States, state, or foreign registry as the sole current owner of record for each intellectual property registration and application for registration owned by the Company or its subsidiaries, respectively, except for such intellectual property applications as have been filed in the name of employees who are contractually obligated to assign all of their rights in and to such intellectual property applications to the Company, and all such applications and registrations have been duly maintained, are subsisting, in full force and effect, have not been cancelled, expired, or abandoned.  Neither the Company nor its subsidiaries has received written notification of any revocation or modification of any registered intellectual property right, or has any reason to believe that any renewable registered intellectual property right will not be renewed, other than any revocation, modification or failure to renew that would not, singularly or in the aggregate, have a Material Adverse Effect.  The business of the Company and its subsidiaries as now conducted, and as proposed to be conducted as described in the General Disclosure Package and the Prospectus, to the knowledge of the Company, does not and will not infringe any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, know-how or other intellectual property right of any person, except where such infringement would not, singly or in the aggregate, have a Material Adverse Effect. There are no oppositions, cancellations, invalidity proceedings, re-examination proceedings, suits, arbitrations, or claims pending or for which notice has been provided or, to the knowledge of Company, threatened, challenging the Company’s or its subsidiaries’ ownership of, right to use, or the validity or enforceability of any patent, trademark, service mark, trade name, copyright, trade secret, license, know-how or other intellectual property right of any person which would, singularly or in the aggregate, have a Material Adverse Effect.

(xxvi)     Patent applications for all inventions owned by the Company or its subsidiaries as set forth on the attached Schedule D, or licensed to the Company or its subsidiaries, other than licenses acquired in connection with the purchase and/or use of “off the shelf” software or similar type products, have been duly and properly filed or caused to be filed with the United States Patent and Trademark Office (“PTO”) and, in some cases, applicable foreign and international patent authorities.  Assignments for all patents and patent applications, including, without limitation any continuations, divisionals, continuations-in-part, renewals, reissues and applications for registration of any of the foregoing (collectively, the “Patents”) owned by or licensed to the Company or its subsidiaries that are material to the conduct of the business of the Company or its subsidiaries, other than patents relating to “off the shelf” software or similar type products purchased or used by the Company or its subsidiaries, in the manner in which it has been or is contemplated to be conducted, have been executed and recorded for each named inventor.  With respect to all Patents which are material to the conduct of the business of the Company or its subsidiaries in the manner in which it has been or is contemplated to be conducted: (a) to the knowledge of the Company, all printed publications and patent references material to the patentability of the inventions claimed in the Patents have been disclosed to those patent offices so requiring; (b) to the knowledge of the Company, each of the Company, its subsidiaries and their respective assignors or the Licensors, as applicable, has met its duty of candor and good faith to the PTO for the Patents; (c) to the knowledge of the Company, no material misrepresentation has been made to any patent office in connection with the Patents; (d) the Company is not aware of any facts material to a determination of patentability regarding the Patents not disclosed to the PTO or other applicable patent office; (e) the Company is not aware of any facts not disclosed to the PTO or other applicable patent office that would preclude the patentability, validity or enforceability of any patent or patent application in the Patents; and (f) the Company has no knowledge of any facts that would preclude the Company, its subsidiaries or the Licensors, as applicable, from having clear title to the patents and patent applications in the Patents.

(xxvii)    To the knowledge of the Company, no third party is engaging in any activity that infringes, misappropriates or otherwise violates any patent, trademark, service mark, trade name, copyright, trade secret, license, know-how or any other intellectual property right or franchise right owned by or licensed to the Company or its subsidiaries, except as described in the General Disclosure Package and the Prospectus and except for such activities that, singularly or in the aggregate, would not have a Material Adverse Effect.

(xxviii)   With respect to each material agreement governing all rights in and to any patent, trademark, service mark, trade name, copyright, trade secret, license, know-how or any other intellectual property right or franchise right licensed by or licensed to the Company or its subsidiaries: (A) neither the Company nor its subsidiaries has received any notice of indemnification, termination or cancellation under such agreement, received any notice of breach or default under such agreement, which breach has not been cured, or granted to any third party any rights, adverse or otherwise, under such agreement that would constitute a material breach of such agreement; and (B) none of the Company, its subsidiaries nor, to the knowledge of the Company, any other party to such agreement, is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time, would constitute such a material breach or default or permit termination, modification or acceleration under such agreement.

(xxix)      Except as described in the General Disclosure Package, the Company and each of its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, security interests, claims and defects that do not, singularly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxx)       There is no significant unfair labor practice complaint pending against the Company, or any of its subsidiaries, nor, to the knowledge of the Company, threatened against it or any of its subsidiaries, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries, or, to the knowledge of the Company, threatened against it and no labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect.  The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.

(xxxi)      No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any of its subsidiaries which could, singularly or in the aggregate, have a Material Adverse Effect.  Each employee benefit plan of the Company or any of its subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code.  The Company and its subsidiaries have not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA).  Each pension plan for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.

(xxxii)     The Company and its subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”).  Except as set forth in Schedule D, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries has knowledge.  In the ordinary course of business, the Company and its subsidiaries conduct periodic reviews of the effect of Environmental Laws on their business and assets, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or Governmental Permits issued thereunder, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such reviews, the Company has reasonably concluded that such associated costs and liabilities would not have, singularly or in the aggregate, a Material Adverse Effect.

(xxxiii)    The Company and its subsidiaries each (A) have timely filed all necessary federal, state, local and foreign tax returns, or timely filed extensions for filing such returns, and all such returns were true, complete and correct in all material respects, and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided and (B) do not have any tax deficiency or claims outstanding or assessed or, to its knowledge, proposed against any of them, except those, in each of the cases described in clauses (A) and (B) of this paragraph (xxxii), that would not, singularly or in the aggregate, have a Material Adverse Effect.  The Company and its subsidiaries have not engaged in any transaction which is a corporate tax shelter or which could be characterized as such by the Internal Revenue Service or any other taxing authority.  The accruals and reserves on the books and records of the Company and its subsidiaries in respect of tax liabilities for any taxable period not yet finally determined are adequate to meet any assessments and related liabilities for any such period, and since December 31, 2008, neither the Company nor any of its subsidiaries has incurred any liability for taxes other than in the ordinary course.

(xxxiv)    The Company and each of its subsidiaries carry, or are covered by, insurance with policies in such amounts and covering such risks generally deemed by the Company to be adequate for the conduct of their respective businesses and the value of their respective properties.  Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries have, within the past five (5) years, been denied any insurance coverage that they have sought or for which they have applied.  Neither the Company nor any of its subsidiaries has received written notice from any insurer, agent of such insurer or the broker of the Company or any of its subsidiaries that any material capital improvements or any other material expenditures (other than premium payments) are required or necessary to be made in order to continue such insurance.

(xxxv)    The Company and each of its subsidiaries maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15 of the General Rules and Regulations under the Exchange Act (the “Exchange Act Rules”)) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company’s internal control over financial reporting is materially effective.  Except as described in the General Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company’s internal control over financial reporting is overseen by the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) in accordance with the Exchange Act Rules.  The Company has not publicly disclosed or reported to the Audit Committee or to the Board, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in internal control over financial reporting or fraud involving management or other employees who have a significant role in the internal control over financial reporting (each an “Internal Control Event”), any violation of, or failure to comply with, the U.S. Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(xxxvi)    A member of the Audit Committee has confirmed to the Chief Executive Officer or Chief Financial Officer of the Company that, except as set forth in the General Disclosure Package, the Audit Committee is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (A) adding to, deleting, changing the application of or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies, (B) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years, or (C) any Internal Control Event.

(xxxvii)    The minute books of the Company and each of its subsidiaries that would be a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X (such a significant subsidiary of the Company, a “Significant Subsidiary”) have been made available to the Placement Agent and counsel for the Placement Agent, and such books (A) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and shareholders of the Company (or analogous governing bodies and interest holders, as applicable), and each of its Significant Subsidiaries since the time of their respective incorporation or organization through the date of the latest meeting and action, and (B) accurately in all material respects reflect all transactions referred to in such minutes.

(xxxviii)   There is no material agreement, lease, contract, or other agreement or document required by the Securities Act or by the Rules and Regulations to be described in the General Disclosure Package and in the Prospectus or a document incorporated by reference therein or to be filed as an exhibit to the Registration Statement or a document incorporated by reference therein which is not so described or filed therein as required; and all descriptions of any such agreement, lease, contract, or other agreement or document contained in the General Disclosure Package and in the Prospectus or in a document incorporated by reference therein are accurate and complete descriptions of such documents in all material respects.  Other than as described in the General Disclosure Package, no such agreement, lease, contract or other agreement has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and neither the Company nor any of its subsidiaries has received notice nor does the Company have knowledge of any such pending or threatened suspension or termination.

(xxxix)   No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company or any of its affiliates on the other hand, which is required to be described in the General Disclosure Package and the Prospectus or a document incorporated by reference therein and which is not so described.

(xl)        No person or entity has the right to exercise any preemptive rights to purchase the Company’s securities, or to require registration of shares of Common Stock or other securities of the Company or any of its subsidiaries because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such rights in writing or who have been given timely and proper written notice and have failed to exercise such rights within the time or times required under the terms and conditions of such right.  Except as described in the General Disclosure Package, there are no persons with preemptive rights or other rights to subscribe for securities of the Company, or registration rights or similar rights to have any securities registered by the Company or any of its subsidiaries under the Securities Act.

(xli)        Neither the Company nor any of its subsidiaries owns any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Shares to be considered a “purpose credit” within the meanings of Regulations T, U or X of the Federal Reserve Board.

(xlii)       Except as set forth in Schedule D, and other than any contracts or agreements between the Company and the Placement Agent, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Placement Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares or any transaction contemplated by this Agreement, the Subscription Agreements, the Registration Statement, the General Disclosure Package or the Prospectus.

(xliii)      Except as described in the General Disclosure Package and as set forth in Schedule D, and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(xliv)      Since the date as of which information is given in the General Disclosure Package and the Prospectus through the date hereof, and except as set forth in the General Disclosure Package and as set forth in Schedule D, neither the Company nor any of its subsidiaries has (A) issued or granted any securities other than options to purchase Common Stock pursuant to the Company’s stock option plan or shares of Common Stock issued or issuable upon exercise thereof, (B) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (C) entered into any material transaction other than in the ordinary course of business or (D) declared or paid any dividend on its capital stock.

(xlv)       No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xlvi)      The Company is in material compliance with all applicable provisions of (A) the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and (B) all applicable corporate governance requirements set forth in the NASDAQ Marketplace Rules that are then in effect; and the Company is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act and NASDAQ Marketplace Rules not currently in effect upon and at all times after the effectiveness of such provisions.

(xlvii)     There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Rules and Regulations) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s or any of its subsidiaries’ liquidity or the availability of or requirements for their capital resources required to be described in the General Disclosure Package and the Prospectus or a document incorporated by reference therein which have not been described as required.

(xlviii)   The statistical and market related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(xlix)      Neither the Company nor any subsidiary nor any of their affiliates (within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”)) Conduct Rule 2720(b)(1)(a)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the Bylaws of FINRA) of, any member firm of FINRA.

(l)          No approval of the shareholders of the Company under the rules and regulations of NASDAQ, and no approval of the shareholders of the Company thereunder is required for the Company to issue and deliver to the Purchasers the Shares, including such as may be required pursuant to Rule 5635 of the NASDAQ Marketplace Rules.

Any certificate signed by or on behalf of the Company and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed to be a representation and warranty by the Company to the Placement Agent and the Purchasers as to the matters covered thereby.

4.           Closing.  The time and date of the completion of the purchase and sale of a portion of the Shares to the Purchasers thereof pursuant to the terms hereof shall be at 7:00 a.m., California time (the “Closing Time”) on various dates established by the Placement Agent and the Company (each, a “Closing Date”) at the offices of Rutan & Tucker, LLP, 611 Anton Boulevard, 14th Floor, Costa Mesa, California 92626; provided, however, that each such Closing Date shall occur on or prior to the earlier of the following dates (the “Termination Date”) (i) August 21, 2009 and (ii) the date that the Placement Agent notifies the Company of the completion of the offering of all of the Shares.

5.           Further Agreements of the Company.

(a)           The Company agrees with the Placement Agent and the Purchasers:

(i)          To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Placement Agent and file such Rule 462(b) Registration Statement with the Commission by 7:00 PM, California time, on the date hereof, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Rules and Regulations; to prepare the Prospectus in a form approved by the Placement Agent containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C of the Rules and Regulations and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second (2nd) business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A of the Rules and Regulations; to notify the Placement Agent immediately of the Company’s intention to file or prepare any supplement or amendment to any Registration Statement or to the Prospectus and to make no amendment or supplement to the Registration Statement, the General Disclosure Package or to the Prospectus to which the Placement Agent shall reasonably object by notice to the Company after a reasonable period to review; to advise the Placement Agent, promptly after it receives notice thereof, of the time when any amendment to any Registration Statement has been filed or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus has been filed and to furnish the Placement Agent with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rules 433(d) or 163(b)(2) of the Rules and Regulations, as the case may be; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required in connection with the offering or sale of the Shares; to advise the Placement Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

(ii)         The Company represents and agrees that, unless it obtains the prior consent of the Placement Agent, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Placement Agent hereto shall be deemed to have been given in respect of the General Use Free Writing Prospectus(es), if any.  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in the Placement Agent or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of such Placement Agent that such Placement Agent otherwise would not have been required to file thereunder.

(iii)        If at any time when a Prospectus relating to the Shares is required to be delivered under the Securities Act any event occurs or condition exists as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made when the Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations), not misleading, or if it is necessary at any time to amend or supplement any Registration Statement or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus to comply with the Securities Act or the Exchange Act, that the Company will promptly notify the Placement Agent thereof and upon their request will prepare an appropriate amendment or supplement to the Prospectus that corrects such statement or omission or effect such compliance and will furnish without charge to the Placement Agent and to any dealer in securities as many copies as the Placement Agent may from time to time reasonably request of such amendment or supplement.

(iv)       If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Placement Agent, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or to make the statements therein not conflict with the information contained or incorporated by reference in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (A) prepare, file with the Commission (if required) and furnish to the Placement Agent and any dealers an appropriate amendment or supplement to the General Disclosure Package or (B) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances then prevailing, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(v)         If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, Pricing Prospectus or Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Placement Agent so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Placement Agent specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agent’s Information (as defined in Section 17).

(vi)        Upon request, to furnish promptly to the Placement Agent and to counsel for the Placement Agent a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(vii)       To deliver promptly to the Placement Agent in Newport Beach, California such number of the following documents as the Placement Agent shall reasonably request:  (A) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (B) any Issuer Free Writing Prospectus, (C) the Prospectus (the delivery of the documents referred to in clauses (A), (B) and (C) of this paragraph (vii) to be made not later than 7:00 a.m., California time, on the business day following the execution and delivery of this Agreement), (D) conformed copies of any amendment to the Registration Statement (excluding exhibits), (E) any amendment or supplement to the General Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (D) and (E) of this paragraph (vii) to be made not later than 7:00 a.m., California time, on the business day following the date of such amendment or supplement) and (F) any document incorporated by reference in the General Disclosure Package or the Prospectus (excluding exhibits thereto) (the delivery of the documents referred to in clause (E) of this paragraph (vii) to be made not later than 7:00 a.m., California time, on the business day following the date of such document).

(viii)      To make generally available to its shareholders as soon as practicable, but in any event not later than sixteen (16) months after the effective date of each Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(ix)         To take promptly from time to time such actions as the Placement Agent may reasonably request to qualify the Shares for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Placement Agent may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Shares in such jurisdictions; provided that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations or as a dealer in securities in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

(x)          Upon request, during the period of five (5) years from the date hereof, to deliver to the Placement Agent, (A) as soon as they are available, copies of all reports or other communications furnished to shareholders, and (B) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange or automatic quotation system on which the Shares are listed.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Placement Agent.

(xi)         That the Company will not, for a period of ninety (90) days from the date of this Agreement (the “Lock-Up Period”), without the prior written consent of Roth Capital, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than the Company’s sale of the Shares hereunder and the issuance of restricted Common Stock or options to acquire Common Stock pursuant to the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Prospectus and the issuance of Common Stock pursuant to the valid exercises of options, warrants or rights outstanding on the date hereof.  The Company will cause each executive officer and director listed in Schedule C to furnish to the Placement Agent, prior to the date of this Agreement, a letter, substantially in the form of Exhibit C hereto, pursuant to which each such person shall agree, among other things, not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, not to engage in any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, directly or indirectly, the economic risk of ownership of Common Stock or any such securities and not to engage in any short selling of any Common Stock or any such securities, during the Lock-Up Period, without the prior written consent of Roth Capital.  The Company also agrees that during such period, other than for the sale of the Shares hereunder, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for a registration statement on Form S-8 relating to employee benefit plans.

(xii)        To supply the Placement Agent and counsel for the Placement Agent with copies of all future correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Securities Act or any of the Registration Statement, the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(xiii)       Prior to the Termination Date, to furnish to the Placement Agent, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

(xiv)       Prior to the Termination Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Placement Agent is notified), without the prior written consent of the Placement Agent, unless in the judgment of the Company and its counsel, and after notification to the Placement Agent, such press release or communication is required by law.

(xv)        Until the Placement Agent shall have notified the Company of the completion of the offering of the Shares, that the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Shares, or attempt to induce any person to purchase any Shares; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Shares.

(xvi)       Not to take any action prior to the Termination Date which would require the Prospectus to be amended or supplemented.

(xvii)      To at all times comply with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time.

(xviii)     To maintain, at its expense, a registrar and transfer agent for the Common Stock.

(xix)       To apply the net proceeds from the sale of the Shares as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”  The Company shall manage its affairs and investments in such a manner as not to be or become an “investment company” within the meaning of the Investment Company Act and the rules and regulations thereunder.

(xx)        To use its reasonable best efforts to list, subject to notice of issuance, and to maintain the listing of the Common Stock on the NASDAQ CM.

(xxi)       To use its reasonable best efforts to assist the Placement Agent with any filings with FINRA and obtaining clearance from FINRA as to the amount of compensation allowable or payable to the Placement Agent.

(xxii)      To use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Termination Date and to satisfy all conditions precedent to the delivery of the Shares.

6.           Payment of Expenses.  The Company agrees to pay, or reimburse if paid by the Placement Agent, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, up to a maximum of 1% of the gross proceeds from the sale of the Shares:  (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares to the Purchasers and any taxes payable in that connection; (b) the costs incident to the registration of the Shares under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, the Base Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein and the costs of printing, reproducing and distributing this Agreement, the Subscription Agreements and any closing document by mail, telex or other means of communications; (d) the fees and expenses (including related fees and expenses of counsel for the Placement Agent) incurred in connection with securing any required review by FINRA of the terms of the sale of the Shares and any filings made with FINRA; (e) any applicable listing, quotation or other fees; (f) the fees and expenses (including related fees and expenses of counsel to the Placement Agent) of qualifying the Shares under the securities laws of the several jurisdictions as provided in Section 5(a)(ix) and of preparing, printing and distributing wrappers, Blue Sky Memoranda and Legal Investment Surveys; (g) the cost of preparing and printing stock certificates; (h) all fees and expenses of the registrar and transfer agent of the Shares; (i) the fees, disbursements and expenses of counsel to the Placement Agent; (j) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and, with the prior approval of the Company, of such consultants and (k) all other costs and expenses incident to the offering of the Shares or the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants).  An advance against out-of-pocket accountable expenses anticipated to be incurred by the Placement Agent in the amount of $25,000 has been paid by the Company to the Placement Agent, a portion of which advance shall be reimbursed to the Company to the extent such expenses are not actually incurred by the Placement Agent.  Notwithstanding anything herein to the contrary, the Company shall reimburse Roth upon request for any accountable out-of pocket expenses customarily borne by an issuer.

7.           Conditions to the Obligations of the Placement Agent and the Purchasers, and the Sale of the Shares.  The respective obligations of the Placement Agent hereunder and the Purchasers under the Subscription Agreements are subject to the accuracy, when made and as of the Applicable Time and on the applicable Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)           The Registration Statement is effective under the Securities Act, and no stop order suspending the effectiveness of any Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Placement Agent; and the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus (except for a road show), if any, and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 5(a)(i), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and, if applicable, FINRA shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b)           The Placement Agent shall not have discovered and disclosed to the Company on or prior to the applicable Closing Date that any Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Placement Agent, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(c)           All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Subscription Agreements, the Shares, the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus, and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agent, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)           Blank Rome LLP shall have furnished to the Placement Agent such counsel’s written opinion and negative assurance statement, as counsel to the Company, addressed to the Placement Agent and the Purchasers and dated as of the applicable Closing Date, substantially in the form of Exhibit D attached hereto.

(e)           The Placement Agent shall have received from Rutan & Tucker, LLP, counsel for the Placement Agent, such opinion or opinions, dated as of the applicable Closing Date, with respect to such matters as the Placement Agent may reasonably require, and the Company shall have furnished to such counsel such documents as it requests to enable it to pass upon such matters.

(f)           At the time of the execution of this Agreement, the Placement Agent shall have received from BDO Seidman LLP a letter, addressed to the Placement Agent, executed and dated such date, in form and substance satisfactory to the Placement Agent (i) confirming that they are an independent registered accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations and PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(g)           On the effective date of any post-effective amendment to any Registration Statement and on the applicable Closing Date, the Placement Agent shall have received a letter (the “Bring-Down Letter”) from BDO Seidman LLP addressed to the Placement Agent and dated the Closing Date confirming, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the Bring-Down Letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Placement Agent concurrently with the execution of this Agreement pursuant to paragraph (h) of this Section 7.

(h)           The Company shall have furnished to the Placement Agent and the Purchasers a certificate, dated as of the applicable Closing Date, of its Chairman of the Board, its President or a Vice President and its Chief Financial Officer stating that (i) such officers have carefully examined the Registration Statement, the General Disclosure Package, any Permitted Free Writing Prospectus and the Prospectus and, that nothing has come to their attention to lead them to believe that the Registration Statement and each amendment thereto, at the Applicable Time, as of the date of this Agreement and as of the applicable Closing Date included any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the General Disclosure Package, as of the Applicable Time and as of the applicable Closing Date, any Permitted Free Writing Prospectus as of its date and as of the applicable Closing Date, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the applicable Closing Date, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the effective date of the Initial Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the General Disclosure Package or the Prospectus, (iii) to their knowledge, as of the applicable Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the applicable Closing Date, and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the General Disclosure Package, any material adverse change in the financial position or results of operations of the Company and its subsidiaries, or any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company and its subsidiaries taken as a whole, except as set forth in the Prospectus.

(i)           Since the date of the latest audited financial statements included in the General Disclosure Package or incorporated by reference in the General Disclosure Package as of the date hereof, (i) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth in Schedule D and the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (i), is, in the judgment of the Placement Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the General Disclosure Package.

(j)           No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Shares or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Shares or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(k)           Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) trading in securities generally on the New York Stock Exchange, NASDAQ CM or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Placement Agent, impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(l)           The NASDAQ CM shall have approved the Common Stock for listing therein, subject only to official notice of issuance.

(m)           The Placement Agent shall have received the written agreements, substantially in the form of Exhibit C hereto, of the executive officers and directors of the Company listed in Schedule C to this Agreement.

(n)           The Company shall have entered into Subscription Agreements with each applicable Purchaser and such agreements shall be in full force and effect.

(o)           Prior to the applicable Closing Date, the Company shall have furnished to the Placement Agent such further information, opinions, certificates (including a Secretary’s Certificate), letters or documents as the Placement Agent shall have reasonably requested.

(p)           The Company shall have executed and delivered a Placement Agent Warrant to purchase the aggregate number of shares of Common Stock equal to five percent (5%) of the Shares issued to the Purchasers on the applicable Closing Date in the form of Exhibit B.

(q)           The Company shall have prepared and filed with the Commission a Current Report on Form 8-K including as an exhibit thereto this Agreement.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent.

8.           Indemnification and Contribution.

(a)           The Company shall indemnify and hold harmless the Placement Agent, its affiliates and each of its and their respective directors, officers, members, employees, representatives and agents (which will provide services to the Placement Agent) and its affiliates, and each of its and their respective directors, officers, members, employees, representatives and agents and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act of or Section 20 of the Exchange Act (collectively the “Placement Agent Indemnified Parties,” and each a “Placement Agent Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Placement Agent Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, or (ii) the omission or alleged omission to state in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any breach of the representations and warranties of the Company contained herein or the failure of the Company to perform its obligations hereunder or pursuant to any law, any act or failure to act, or any alleged act or failure to act, by the Placement Agent in connection with, or relating in any manner to the Shares or the Offering, and which is included as part of or referred to in any loss, claim, damage, expense, liability, action, investigation or proceeding arising out of or based upon matters covered by subclause (i), (ii) or (iii) above of this Section 8(a) (provided that the Company shall not be liable in the case of any matter covered by this subclause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, expense or liability resulted primarily from any such act or failure to act undertaken or omitted to be taken by the Placement Agent through its gross negligence or willful misconduct), and shall reimburse the Placement Agent Indemnified Party promptly upon demand for any reasonable legal fees or other expenses reasonably incurred by that Placement Agent Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use therein, which information the parties hereto agree is limited to the Placement Agent’s Information); provided, further, that the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Pricing Prospectus or any other prospectus relating to the Shares, or any such amendment or supplement, if the Placement Agent failed to convey the General Disclosure Package to the investor making the claim prior to the Applicable Time.  This indemnity agreement is not exclusive and will be in addition to any liability, which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Placement Agent Indemnified Party.

(b)           The Placement Agent shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use therein, which information the parties hereto agree is limited to the Placement Agent’s Information, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred.  Notwithstanding the provisions of this Section 8(b), in no event shall any indemnity by the Placement Agent under this Section 8(b) exceed the total compensation received by such Placement Agent in accordance with Section 2(e).

 (c)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8.  If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party).  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 8(a) or Roth Capital in the case of a claim for indemnification under Section 8(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by Roth Capital if the indemnified parties under this Section 8 consist of any Placement Agent Indemnified Party or by the Company if the indemnified parties under this Section 8 consist of any Company Indemnified Parties.  Subject to this Section 8(c), the amount payable by an indemnifying party under Section 8 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)           If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or Section 8(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) of this Section 8(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 8(d), but also the relative fault of the Company on the one hand and the Placement Agent on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Placement Agent on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement and the Subscription Agreements (before deducting expenses) received by the Company bear to the total fees received by the Placement Agent in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault of the Company on the one hand and the Placement Agent on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Placement Agent on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Placement Agent for use in any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Placement Agent’s Information as defined in Section 17.  The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any reasonable legal fees or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding.  Notwithstanding the provisions of this Section 8(d), and except in the case of fraud or willful misconduct, the Placement Agent shall not be required to contribute any amount in excess of the total compensation received by the Placement Agent in accordance with Section 2(e) less the amount of any damages which the Placement Agent has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9.           Termination.  The obligations of the Placement Agent and the Purchasers hereunder and under the Subscription Agreements may be terminated by the Placement Agent, in its absolute discretion by notice given to the Company prior to delivery of and payment for the Shares if, prior to that time, any of the events described in Sections 7(i), 7(j), 7(k) or 7(l) have occurred or if the Purchasers shall decline to purchase the Shares for any reason permitted under this Agreement or the Subscription Agreements.  The Company hereby acknowledges that in the event that this Agreement is terminated by the Placement Agent pursuant to the terms hereof, the Subscription Agreements shall automatically terminate without any further action on the part of the parties thereto.

10.           Reimbursement of Placement Agent’s Expenses.  Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 9, (b) the Company shall fail to tender the Shares for delivery to the Purchasers for any reason not permitted under this Agreement or the Subscription Agreements, (c) the Purchasers shall decline to purchase the Shares for any reason permitted under this Agreement or (d) the sale of the Shares is not consummated because any condition to the obligations of the Purchasers or the Placement Agent set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then in addition to the payment of amounts in accordance with Section 6, the Company shall reimburse the Placement Agent for the reasonable and documented fees and expenses of the Placement Agent’s counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Shares, including, without limitation, travel and lodging expenses of the Placement Agent approved in advance by the Company, and upon demand the Company shall pay the full amount thereof to the Placement Agent.

11.           Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)           the Placement Agent’s responsibility to the Company is solely contractual in nature, the Placement Agent has been retained solely to act as Placement Agent in connection with the Offering and no fiduciary, advisory or agency relationship between the Company and the Placement Agent has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Placement Agent has advised or is advising the Company on other matters;

(b)           the price of the Shares set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Purchasers, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           it has been advised that the Placement Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Placement Agent has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)           it waives, to the fullest extent permitted by law, any claims it may have against the Placement Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Placement Agent shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

12.           Successors; Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Placement Agent, the Company, and their respective successors and assigns.  This Agreement shall also inure to the benefit of the Purchasers, and each of their respective successors and assigns, which shall be third party beneficiaries hereof.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentences, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Placement Agent Indemnified Parties, and the indemnities of the Placement Agent shall be for the benefit of the Company Indemnified Parties.  It is understood that Placement Agent’s responsibility to the Company is solely contractual in nature and the Placement Agent does not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.  No Purchaser shall be deemed to be a successor or assign by reason merely of such purchase.

13.           Survival of Indemnities, Representations, Warranties, Etc.  The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Placement Agent, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, the Purchasers or any person controlling any of them and shall survive delivery of and payment for the Shares.  Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 9, the indemnity and contribution agreements contained in Section 8 and the covenants, representations, warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times.

14.           Notices.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)           if to the Placement Agent, shall be delivered or sent by mail, telex, facsimile transmission or email to Roth Capital Partners, Attention: Joe Schimmelpfennig, Fax: (949) 720-7261; and

(b)           if to the Company, shall be delivered or sent by mail, telex, facsimile transmission or email to Hudson Technologies, Inc., Attention: Stephen P. Mandracchia, Facsimile: (845) 512-6070;

provided, however, that any notice to the Placement Agent pursuant to Section 8 shall be delivered or sent by mail, telex or facsimile transmission to the Placement Agent at its address set forth in its acceptance telex to the Placement Agent, which address will be supplied to any other party hereto by the Placement Agent upon request.  Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof, except that any such statement, request, notice or agreement delivered or sent by email shall take effect at the time of confirmation of receipt thereof by the recipient thereof.

15.           Definition of Certain Terms.  For purposes of this Agreement, (a) “business day” means any day on which the NASDAQ CM is open for trading, (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations, and (c) “to the Company’s knowledge” or “to the knowledge of the Company” or words of similar import shall mean to the actual knowledge of any executive officer or director of the Company.

16.           Lock-up Restriction.  Roth Capital hereby agrees that, as required by Rule 5110(g) of the FINRA Rules, the Placement Agent Warrants and the Placement Agent Warrant Shares shall not be sold during the Offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of issuance of such Placement Agent Warrants.

17.           Governing Law, Agent for Service and Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  No legal proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the County of Rockland or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Placement Agent each hereby consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Placement Agent each hereby consent to personal jurisdiction, service and venue in any court in which any legal proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Company or the Placement Agent.  The Company agrees that a final judgment in any such legal proceeding brought in any such court shall be conclusive and binding upon the Company and the Placement Agent and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

18.           Placement Agent’s Information.  The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Placement Agent’s Information consists solely of the following information in the Prospectus:  (a) the last paragraph on the front cover page concerning the terms of the offering; and (b) the statements concerning the Placement Agent contained in the first paragraph under the heading “Plan of Distribution.”

19.           Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof.  If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

20.           General.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another.  The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement.  This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Placement Agent.

21.           Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and such signatures may be delivered by facsimile.

If the foregoing is in accordance with your understanding of the agreement between the Company and the Placement Agent, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

HUDSON TECHNOLOGIES, INC.

By:	/s/ Brian Coleman
Name:	Brian Coleman
Title:	President

Accepted as of the date
first above written:

ROTH CAPITAL PARTNERS

By:	/s/ Jeff Ng
Name:	Jeff Ng
Title:	Director

SCHEDULE A

EXCLUDED INVESTORS

Angelo, Gordon & Co.
Bam Capital
Canal Mezzanine Holdings
Centrecourt Asset Management
Chestnut Ridge
Cranshire Capital
Greentech Investment
Greenway Capital, LLC
KOM Capital Management, LLC
Lewis Asset Management
Libertyview Capital Management, Inc.
Outpoint Capital Management
Patriot Capital Funding
Peterson Wealth Mngt.
Praesidian Capital
Professional Traders Fund
RENN Capital Group
SIAR Capital (Sherleigh Associates)
Smith Wiley
Tail Wind Advisory & Management
Third Coast Capital Management
Vision Capital
Wynnefield Capital
Yorkville Advisors

SCHEDULE B

DISCLOSURE INFORMATION

None.

SCHEDULE C

LIST OF DIRECTORS AND EXECUTIVE OFFICERS SUBJECT TO SECTION 5(a)(xi)

Kevin J. Zugibe
Stephen P. Mandracchia
Brian F. Coleman
Charles F. Harkins
James R. Buscemi
Vincent P. Abbatecola
Dominic J. Monetta
Otto C. Morch

SCHEDULE D

SUPPLEMENT TO REPRESENTATIONS AND WARRANTIES

1.	Section 3(xviii) and Section 7(i): None except:

•	The Company’s results of operations in 2009, to date are not comparable to the Company’s 2008 results of operations.

2.	Section 3(a)(xxiv): Schedule of Patents and Trademarks – Schedule Attached

3.	Section 3(a)(xxxi):

•	April 1, 1999 release of Trichlorofluoromethane (see Item 3 - Legal Proceedings in Form 10-K for year ended 12/31/2008);

•	On July 14, 2004, Hudson Technologies Company reported a loss to the US Environmental Protection Agency (“EPA”) of approximately 13,000 lbs. of R500 refrigerant at its Champaign, Illinois facility

•
Normal processing and handling of refrigerants results in a certain amount of fugitive emissions, and Hudson Technologies Company submits annual Toxic Release Inventory Form R reports to the EPA reporting fugitive emissions of certain refrigerants that occur during each calendar year through normal processing and handling of these refrigerants.

4.	Section 3(a)(xli): None, except as provided in

•	Rodman and Renshaw Engagement Agreement, dated May 23, 2008;

5.	Section 3(a)(xlii):

•
Hudson Technologies Company is prohibited from, among other things, paying “any cash dividends, make any capital distribution in cash or other Property or return of capital, or purchase or redeem any of its stock or other securities, or retire any of its stock, or take any action which would have an effect equivalent to any of the foregoing.”  See Amended and Restated Loan Agreement between Hudson Technologies Company and Keltic Financial Partners, dated June 26, 2007, filed as an Exhibit to the Company’s Schedule TO filed June 29, 2007; together with amendments filed as exhibits 10.30 to the Company’s Form 10-K for year ended 12/31/2008, amendment filed as exhibit 10.1 to the Company’s Form 10-Q for period ended 3/31/2009, and the amendment referenced in the Form 8-K filed by the Company on July 21, 2009.

SCHEDULE OF PATENTS & TRADEMARKS
(as of 06/10/09)

TITLE-NAME	TYPE	INVENTOR	OWNER	DATE ISSUED	NUMBER	NEXT ACTION DUE

Method & Apparatus for Refrigerant Reclamation	Patent	K. Zugibe	Hudson 210	1/3/95	5,377,499

Hydraulic System for Recovering Refrigerants	Patent	K. Zugibe	Hudson 209	4/2/96	5,502,974

Method & Apparatus for Reclaiming a Refrigerant	Patent	J. Todack	Hudson	6/11/91	5,022,230	Expired

Apparatus for Recovering and Analyzing Volatile Refrigerants	Patent	K. Zugibe	Hudson 201	9/8/98	5,802,859	3rd Maint Fee 3/8/10

Apparatus & Method For Recovering Volatile Refrigerants	Patent	K. Zugibe	Hudson 201.1	11/7/00	6,141,977	3rd Maint Fee 5/7/12

Method & Apparatus For Sonic Cleaning of Heat Exchangers	Patent	K. Zugibe	Hudson 204	9/18/01	6,290,778	3rd Maint Fee 3/18/13

Apparatus & Method For Flushing a Chiller System	Patent	K. Zugibe & A. Mika	Hudson 203	3/19/02	6,357,240	2nd Maint Fee 9/19/09

Apparatus & Method For Flushing a Refrigeration System	Patent	A. Mika & C. Harkins	Hudson 202	12/26/00	6,164,080	3rd Maint Fee 6/26/12

Method & Apparatus For Measuring and Improving Efficiency In Refrigeration Systems	Patent	K. Zugibe & D. Schmidt	Hudson 206A	1/14/03	6,505,475	2nd Maint Fee 7/14/12

Method & Apparatus For Measuring and Improving Efficiency In Refrigeration Systems	Patent	K. Zugibe & D. Schmidt	Hudson 206.1	6/13/06	7,059,143

Method & Apparatus For Measuring and Improving Efficiency in Refrigeration Systems	Patent Pending	K. Zugibe & D. Schmidt	Hudson 206.2	filed 7/14/05	7,086,240

TITLE-NAME	TYPE	INVENTOR	OWNER	DATE ISSUED	NUMBER	NEXT ACTION DUE

Method & Apparatus For Measuring and Improving Efficiency in Refrigeration Systems	Patent Pending	K. Zugibe & D. Schmidt	Hudson 206.3	May 19, 2009	7,533,536	1st Maint. Fee 11/19/12

Method & Apparatus For Optimizing Refrigeration Systems	Patent Pending	K. Zugibe	Hudson 208	filed 12/9/03	App. # 10/730791	Notice of Allowance mailed 6/2/09

System and Method for Recycling Non-Usable Refrigerant Containers	Provisional	K. Zugibe	Hudson 211	filed 10/14/07	App. # 60/979,840	Util & Foreign Filing 10/14/08

Method & Apparatus For Measuring and Improving Efficiency in Refrigeration Systems	Patent Pending	K. Zugibe & D. Schmidt	Hudson 206.4	filed, 5/19/09	App.# 12/468506

TITLE-NAME	TYPE	INVENTOR	OWNER	DATE ISSUED	NUMBER	NEXT ACTION DUE

GLACIER	Trademark	N/A	Hudson 806	3/2/99	2,227,148	Renewal 3/2/19

ZUGIBEAST	Trademark	N/A	Hudson 805	7/9/96	1,985,422	Renewal 7/9/16

HTI	Trademark	N/A	Hudson	4/23/96	1,970,063

R-SIDE	Trademark	N/A	Hudson 808	7/30/02	2,601,434	Renewal 7/30/12

REFRIGERANTSIDE	Trademark	N/A	Hudson 807	4/9/02	2,559,214	Renewal 4/9/12

Hudson Technologies,	Trademark	N/A	Hudson 804	4/23/96	1,969,986	Renewal 4/23/16

Chiller Chemistry	Trademark	N/A	Hudson 803	12/26/06	3,190,044	D.O.U. 12/26/11

ChillSmart	Trademark	N/A	Hudson 802	12/12/06	3,184,719	D.O.U. 12/12/11

Fluid Chemistry	Trademark	NA	Hudson	12/22/2008	77638497	Response to Office Action 9/17/09

TITLE-NAME	INVENTOR	COUNTRY	DATE	NUMBER	NEXT ACTION DUE

FOREIGN PATENTS & TRADEMARKS:

Method & Apparatus for Reclaiming a Refrigerant	Patent J. Todack	CANADA	Exp. 5/24/11	Patent # 2,084,088

Method & Apparatus for Reclaiming a Refrigerant	Patent J. Todack	Australia	Exp. 5/24/11	Patent # 660280 (82098/91)	18th Annuity 5/24/09

Method & Apparatus For Optimizing Refrigeration Systems	PCT K. Zugibe	Hudson 208PCT	filed 12/9/03	PCT/US03/39175

Method & Apparatus for Refrigerant Reclamation	Patent K. Zugibe	Hudson 210 BRAZIL	Issued 8/8/00 – Exp 12/6/14 Patent #PI9404879-7		16th Annuity 12/8/09

		CANADA	Issued 8/20/02 – Exp 12/8/14 Patent #2137771		16th Annuity 12/8/09

		CHINA	Issued 11/9/01 - Exp 12/9/14 Reg. #82500		16th Annuity 12/8/09

		COSTA RICA	Patent Pending - App filed 12/7/94, SN 5042

		ISRAEL	Issued 10/14/97 – Exp 12/6/14 Patent#111899		17th Annuity 12/6/09

		JAPAN	Issued - App filed 12/8/94, SN 331070/94		6th Annuity 4/21/10

		MEXICO	Issued 6/25/99 - Exp 12/9/14 Patent # 192486		17th Annuity 12/9/10

		POLAND	Issued 12/1/98 - Exp 12/5/14 Patent#176 518		16th Annuity 12/8/09

		RUSSIA	Issued 8/20/99 - Exp 8/20/14 Patent # 2134851		16th Annuity 12/8/09

		EUROPEAN COMMUNITY (Belgium, Denmark, France, Germany, Italy, Netherlands, Spain, Sweden, Switzerland/Liechtenstein, United Kingdom) Issued 3/31/99 - Exp 12/8/14 Patent # 0682218			16th Annuity 12/8/09

TITLE-NAME	INVENTOR	COUNTRY	DATE	NUMBER	NEXT ACTION DUE
Method & Apparatus For Optimizing Refrigeration Systems	K. Zugibe	HUDSON 208
		Australia	filed 6/7/05	App # 2003300845	17th Annuity 12/9/09
		Canada	filed 6/6/05	App # 2,509,207	16th Annuity 12/9/09
		China	filed 8/9/05	App # 200380109603.5	16th Annuity 12/9/09
		Eur. Comm.	filed 4/29/05	App # 03 812 911.0	7th Annuity 12/9/09
		India	filed 6/7/05	App # 1306/KOL NP/05
		Israel	filed 6/7/05	App # 169,052	16th Annuity 12/9/09
		Japan	filed 6/9/05	App # 2005-511749
		So. Korea	filed 6/9/05	App # 2005-7010468
		Mexico	filed 6/10/05	App # PA/a/2005/006174	16th Annuity 12/9/09
		New Zealand	filed 6/13/05	App # 540685	Renewal 12/9/10
		Philippine	filed 6/9/05	App # 501094-1-05
		Poland	filed 10/13/05	App # P 377583
		Eurasian	filed 7/8/05	App # 200500945	Response to Office Action 7/18/09
		Singapore	filed 6/9/05	App # 200503690-0	7th Annuity 12/9/09
		South Africa	filed 6/8/05	App # 2005/04679	Renewal 12/9/11

		HUDSON 208.1 Australia	filed 7/9/08	App # 2008263024	2nd Annuity 12/9/09
		New Zealand	filed 9/17/08	App # 571299
		South Africa	issued 5/3/07	2006/04590	6th Annuity 12/9/09
		Singapore	filed 7/16/07	App # 200705246-7

		HUDSON 208.2 Singapore	filed 7/16/07	App # 200705247-5

Chiller Chemistry	Trademark N/A	HUDSON 803 South Africa	10/17/05	2005/19998
		MPU	9/21/05	878513	Renewal 9/21/15

ChillSmart	Service Mark TrademarkN/A	HUDSON 802 South Africa	10/17/05	2005/1997
		MPU	9/22/05	878512

EXHIBIT A

FORM OF SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT

Hudson Technologies, Inc.
1 Blue Hill Plaza, Suite 1541
Pearl River, NY 10965

Gentlemen:

The undersigned (the “Purchaser”) hereby confirms its agreement with you as follows:

1.           This Subscription Agreement, including the Terms and Conditions For Purchase of Shares attached hereto as Annex I (collectively, this “Agreement”) is made as of the date set forth below between Hudson Technologies, Inc., a New York corporation (the “Company”), and the Purchaser.

2.           The Company has authorized the sale and issuance to certain investors of up to an aggregate of 3,870,000 shares (individually, a “Share” and collectively, the “Shares”) of its common stock, par value $0.01 per share (the “Common Stock”) for a purchase price of $1.15 per Share (the “Purchase Price”).

3.           The offering and sale of the Shares (the “Offering”) are being made pursuant to (a) an effective Registration Statement on Form S-3, File No. 333-151973 (including the Prospectus contained therein (the “Base Prospectus”), the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”), (b) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)), that have been or will be filed with the Commission and delivered to the Purchaser on or prior to the date hereof and (c) a Prospectus Supplement (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Shares and terms of the Offering that will be filed with the Commission and delivered to the Purchaser (or made available to the Purchaser by the filing by the Company of an electronic version thereof with the Commission), along with the Company’s counterpart to this Agreement and (d) if the Company has filed an abbreviated registration statement to register additional securities pursuant to Rule 462(b) (the “462(b) Registration Statement”), then any reference herein to the Registration Statements shall also be deemed to include such 462(b) Registration Statement.

4.           The Company and the Purchaser agree that the Purchaser will purchase from the Company and the Company will issue and sell to the Purchaser the Shares set forth below for the aggregate purchase price set forth below.  The Shares shall be purchased pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein.  The Purchaser acknowledges that the Offering is not being underwritten by the placement agent (the “Placement Agent”) named in the Prospectus Supplement and that there is no minimum offering amount.

5.           The manner of settlement of the Shares purchased by the Purchaser shall be as follows:

Delivery versus payment (“DVP”) through the Depository Trust Company (“DTC”) (i.e., at the Closing (as defined in Section 3.1 of Annex I) , the Company shall issue Shares registered in the Purchaser’s name and address as set forth below and released by Continental Stock Transfer & Trust Company (the “Transfer Agent”) directly to the account(s) at Roth Capital Partners (“Roth Capital”) identified by the Purchaser; upon receipt of such Shares, Roth Capital shall promptly electronically deliver such shares to the Purchaser, and simultaneously therewith payment shall be made by Roth Capital by wire transfer to the Company) NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE PURCHASER AND THE COMPANY, THE PURCHASER SHALL:

(I)	NOTIFY ROTH CAPITAL OF THE ACCOUNT OR ACCOUNTS AT ROTH CAPITAL TO BE CREDITED WITH THE SHARES BEING PURCHASED BY SUCH PURCHASER; AND

(II)
CONFIRM THAT THE ACCOUNT OR ACCOUNTS AT ROTH CAPITAL TO BE CREDITED WITH THE SHARES BEING PURCHASED BY THE PURCHASER HAVE A MINIMUM BALANCE EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES BEING PURCHASED BY THE PURCHASER.

IT IS THE PURCHASER’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DVP IN A TIMELY MANNER.  IF THE PURCHASER DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE SHARES OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE SHARES MAY NOT BE DELIVERED AT CLOSING TO THE PURCHASER OR THE PURCHASER MAY BE EXCLUDED FROM THE OFFERING ALTOGETHER.

6.           The Purchaser represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a Financial Industry Regulatory Authority, Inc. (“FINRA”) member or an Associated Person (as such term is defined under the FINRA Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Purchaser nor any group of Purchasers (as identified in a public filing made with the Commission) of which the Purchaser is a part in connection with the Offering, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.  Exceptions: _______________________________________________.  (If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

7.           The Purchaser represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, dated September 5, 2008, which is a part of the Company’s Registration Statement, the documents incorporated by reference therein and any free writing prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement.  The Purchaser acknowledges that, prior to the delivery of this Agreement to the Company, the Purchaser will receive certain additional information regarding the Offering, including pricing information (the “Offering Information”). Such information may be provided to the Purchaser by any means permitted under the Act, including the Prospectus Supplement, a free writing prospectus and oral communications.

8.           No offer by the Purchaser to buy the Shares will be accepted and no part of the Purchase Price will be delivered to the Company until the Purchaser has received the Offering Information and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or Roth Capital on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer.  An indication of interest will involve no obligation or commitment of any kind until the Purchaser has been delivered the Offering Information and this Agreement is accepted and countersigned by or on behalf of the Company.

Number of Shares:
Purchase Price Per Share: $
Aggregate Purchase Price: $

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: July __, 2009
PURCHASER

By:
Print Name:
Title:
Address:

Agreed and Accepted
this ___ day of July __, 2009:

HUDSON TECHNOLOGIES, INC.

By:
Title:

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

1.           Authorization and Sale of the Shares.  Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares.

2.           Agreement to Sell and Purchase the Shares; Placement Agent.

2.1           At the Closing (as defined in Section 3.1), the Company will sell to the Purchaser, and the Purchaser will purchase from the Company, upon the terms and conditions set forth herein, the respective number of Shares set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Shares are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

2.2           Purchaser acknowledges that the Company has agreed to pay Roth Capital Partners, LLC (the “Placement Agent” or “Roth Capital”) a fee (the “Placement Fee”) in respect of the sale of Shares to the Purchaser.

2.3           The Company has entered into a Placement Agent Agreement, dated July___, 2009  (the “Placement Agreement”), with the Placement Agent that contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Purchaser, which shall be a third party beneficiary thereof.  The Company confirms that neither it nor any other person acting on its behalf has provided the Purchaser with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, except as will be disclosed in the Prospectus and the Company’s Form 8-K filed with the Commission in connection with the Offering.  The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company.

3.           Closings and Delivery of the Shares and Funds.

3.1           Closing.  The completion of the purchase and sale of the Shares (the “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agent, and of which the Purchaser will be notified in advance by the Placement Agent, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  At the Closing, (a) the Company shall cause the Transfer Agent to deliver to the Purchaser the number of Shares set forth on the Signature Page registered in the name of the Purchaser or, if so indicated on the Purchaser Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Purchaser and, (b) the aggregate purchase price for the Shares being purchased by the Purchaser will be delivered by or on behalf of the Purchaser to the Company.

3.2           Conditions to the Company’s Obligations.  The Company’s obligation to issue and sell the Shares to the Purchaser shall be subject to: (i) the receipt by the Company of the purchase price for the Shares being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Purchaser and the fulfillment of those undertakings of the Purchaser to be fulfilled prior to the Closing Date.

3.3           Conditions to the Purchaser’s Obligations.  The Purchaser’s obligation to purchase the Shares will be subject to the condition that the Placement Agent shall not have: (a) terminated the Placement Agreement pursuant to the terms thereof or (b) determined that the conditions to the closing in the Placement Agreement have not been satisfied.

3.4           Delivery of Funds.  The Purchaser has elected to settle the Shares purchased by such Purchaser by delivery versus payment through the Depository Trust Company (“DTC”); no later than one (1) business day after the execution of this Agreement by the Purchaser and the Company, the Purchaser shall confirm that the account or accounts at Roth Capital to be credited with the Shares being purchased by the Purchaser have a minimum balance equal to the aggregate purchase price for the Shares being purchased by the Purchaser.

3.5           Delivery of Shares.  The Purchaser has elected to settle the Shares purchased by such Purchaser by delivery versus payment through DTC; no later than one (1) business day after the execution of this Agreement by the Purchaser and the Company, the Purchaser shall notify Roth Capital of the account or accounts at Roth Capital to be credited with the Shares being purchased by such Purchaser.  On the Closing Date, the Company shall deliver the Shares to the Purchaser through DTC directly to the account(s) at Roth Capital identified by the Purchaser and simultaneously therewith payment shall be made by Roth Capital by wire transfer to the Company.

4.           Representations, Warranties and Covenants of the Purchaser.  The Purchaser acknowledges, represents and warrants to, and agrees with, the Company and the Placement Agent that:

4.1           The Purchaser (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Purchaser Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the number of Shares set forth on the Signature Page, has received and is relying solely upon (i) the Disclosure Package and the documents incorporated by reference therein and (ii) the Offering Information.

4.2           (a) No action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of any of the Shares, or possession or distribution of offering materials in connection with the issuance of the Shares in any jurisdiction outside the United States where action for that purpose is required, (b) if the Purchaser is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Placement Agent is not authorized to make and has not made any representation, disclosure or use of any information in connection with the issuance, placement, purchase and sale of the Shares, except as set forth or incorporated by reference in the Base Prospectus or the Prospectus Supplement.

4.3           (a) The Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

4.4           The Purchaser understands that nothing in this Agreement, the Prospectus or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice.  The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

4.5           Since the time at which the Placement Agent first contacted the Purchaser about the Offering, the Purchaser has not engaged in any purchases or sales of the securities of the Company (including, without limitation, any Short Sales (as defined herein) involving the Company’s securities), and has not violated its obligations of confidentiality.  The Purchaser covenants that it will not engage in any purchases or sales of the securities of the Company (including Short Sales) or disclose any information about the contemplated Offering (other than to its advisors that are under a legal obligation of confidentiality) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.  The Purchaser agrees that it will not use any of the Shares acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws.  For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

4.6           The investment in the Shares is being made in the ordinary course of the Purchaser’s business.  In connection with the investment in the Shares, the Purchaser is not acting as a market intermediary and the Purchaser has no current understanding or arrangement for the distribution of the Shares.

5.           Survival of Representations, Warranties and Agreements; Third Party Beneficiary.  Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein will survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor.  The Placement Agent shall be a third party beneficiary with respect to the representations, warranties and agreements of the Purchaser in Section 4 hereof.

6.           Notices.  All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

(a)	if to the Company, to:	Hudson Technologies, Inc.
1 Blue Hill Plaza, Suite 1541
Pearl River, NY 10965
Attention: Kevin Zugibe
Facsimile: (845) 512-6070

	with copies to:	Blank Rome, LLP
405 Lexington Avenue
New York, NY 10174
Attention: Ethan Seer, Esq.
Facsimile: (212) 885-5001

(b)           if to the Purchaser, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

7.           Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

8.           Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

9.           Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10.         Governing Law.  This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

11.         Counterparts.  This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.  The Company and the Purchaser acknowledge and agree that the Company shall deliver its counterpart to the Purchaser along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).

12.           Confirmation of Sale.  The Purchaser acknowledges and agrees that the Purchaser’s receipt of the Company’s counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Shares to the Purchaser.

13.           Press Release.  The Company and the Purchaser agree that the Company shall issue a press release announcing the Offering and disclosing all material terms and conditions of the Offering prior to the opening of the financial markets in New York City on the business day immediately after the date hereof.

14.           Termination.  In the event that the Placement Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

EXHIBIT A

HUDSON TECHNOLOGIES, INC.

PURCHASER QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Shares are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Purchaser and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

6.	DTC Participant Number:

7.	Name of Account at DTC Participant being credited with the Shares:

8.	Account Number at DTC Participant being credited with the Shares:

A-1

EXHIBIT B

FORM OF PLACEMENT AGENT WARRANT

HUDSON TECHNOLOGIES, INC.

WARRANT

Warrant No. [__]	Original Issue Date: _____ __, 2009[1]

Hudson Technologies, Inc., a New York corporation (the “Company”), hereby certifies that, as partial compensation for placement agent services, Roth Capital Partners, LLC or its registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of [_______]2 shares of Common Stock (each such share, a “Warrant Share” and collectively, the “Warrant Shares”), at any time and from time to time from and after the date that is six (6) months after the Original Issue Date and through and including ______ __, 2014 (the “Expiration Date”), and subject to the following terms and conditions:

1.           Definitions.  As used in this Warrant, the following terms shall have the respective definitions set forth in this Section 1.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York or State of California are authorized or required by law or other governmental action to close.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any securities into which such common stock may hereafter be reclassified.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means $1.4375, subject to adjustment in accordance with Section 9.

“Fundamental Transaction” means any of the following: (i) the Company effects any merger or consolidation of the Company with or into another Person (other than a merger or consolidation in which the Company is the surviving corporation and there is no reclassification of the Common Stock), (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer by the Company during the period in which this Warrant is not exercisable, is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

1 A Closing Date (as defined in the Placement Agent Agreement).
2 5% of the Shares issued on the applicable Closing Date (as defined in the Placement Agent Agreement).

“New York Courts” means the state courts sitting in the County of Rockland, State of New York and the United District Court for the Southern District of New York.

“Original Issue Date” means the Original Issue Date first set forth on the first page of this Warrant.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Rule 144” means Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Securities and Exchange Commission under the Exchange Act.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink OTC Markets Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

2.           Registration of Warrant.  The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.           Registration of Transfers.  The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein.  Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.  Notwithstanding the foregoing, if deemed necessary by the Company, as a condition of transferring any portion of this Warrant,  it shall have received from the proposed transferee such information and documents as is reasonably necessary so that the portion of the Warrant may be issued to the transferee in compliance with the Act and any applicable state securities laws without registration or qualification thereunder.

4.           Exercise and Duration of Warrants.  This Warrant shall be exercisable by the registered Holder at any time and from time to time after the date that is 6 months after the Original Issue Date through and including the Expiration Date.  At 5:00 p.m. California time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.  The Company may not call or redeem any portion of this Warrant without the prior written consent of the affected Holder.

5.           Delivery of Warrant Shares.

(a)           To effect exercises hereunder, the Holder shall not be required to physically surrender this Warrant unless the aggregate Warrant Shares represented by this Warrant is being exercised.  Upon delivery of the Exercise Notice (in the form attached hereto) to the Company (with the attached Warrant Shares Exercise Log) at its address for notice set forth herein (or such other address as the Company shall advise the Holder in writing) and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than seven (7) Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise.  The Company shall, upon request of the Holder and subsequent to the date on which the Warrant Shares have been publicly sold pursuant to an effective registration statement covering the resale of the Warrant Shares or Rule 144, use its commercially reasonable efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation (“DTC”) or another established clearing corporation performing similar functions, if available, provided, that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver the Warrant Shares electronically through the DTC.  A “Date of Exercise” means the date on which the Holder shall have delivered to the Company: (i) the Exercise Notice (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

(b)           If by the seventh (7th) Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such exercise.

(c)           If by the seventh (7th) Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), and if after such third (3rd) Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock on the Date of Exercise and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

(d)           The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

6.           Investment Representation and Legend.  Unless the offering and sale of this Warrant by the Company to Holder is subject to an effective registration statement under the Securities Act, the Holder, by acceptance of this Warrant, represents and warrants to the Company that the holder is acquiring the Warrant for its own account for investment purposes and not with a view toward the distribution thereof.  Unless the offering and sale of the Warrant Shares to be issued upon the particular exercise of the Warrant shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue the Warrant Shares covered by such exercise unless and until the  Holder who exercises the Warrant shall provide the Company with such information that it may reasonably request to satisfy itself that the issuance of the Warrant Shares upon exercise of the Warrant complies with an applicable federal and state securities laws, including, but not limited to, a representation by such Holder to the Company, at the time of such exercise, that such person or entity is acquiring such Warrant Shares for his or her or its own account, for investment and not with a view to, or for sale in connection with, the distribution of any such Warrant Shares, in which event the person acquiring such Warrant Shares shall be bound by the provisions of a legend, substantially as follows, which shall be endorsed upon the certificate(s) evidencing the Warrant Shares issued pursuant to such exercise:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).  Such shares may not be sold, transferred or otherwise disposed of unless they have first been registered under the Securities Act or, unless, in the opinion of counsel satisfactory to the Company’s counsel, such registration is not required.”

7.           Charges, Taxes and Expenses.  Issuance and delivery of Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

8.           Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested.  Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.  If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

9.           Reservation of Warrant Shares.  The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 10). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

10.         Certain Adjustments.  The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 10.

(a)           Stock Dividends and Splits.  If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)           Fundamental Transactions.  If, at any time while this Warrant is outstanding there is a Fundamental Transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”).  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  At the Holder’s option and request, any successor to the Company or surviving entity in such Fundamental Transaction (if other than the Company) shall issue to the Holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof.  The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (b) and ensuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(c)           Number of Warrant Shares.  Simultaneously with any adjustment to the Exercise Price pursuant to this Section 10 the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(d)           Calculations.  All calculations under this Section 10 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(e)           Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to this Section 10, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based.  Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(f)           Notice of Corporate Events.  If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction (but only to the extent such disclosure would not result in the dissemination of material, non-public information to the Holder) at least ten (10) calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

11.         Payment of Exercise Price. The Holder may pay the Exercise Price in one of the following manners:

(a)           Cash Exercise.  The Holder may deliver immediately available funds; or

(b)           Cashless Exercise.  The Holder may notify the Company in an Exercise Notice of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X =	the number of Warrant Shares to be issued to the Holder.

Y =	the number of Warrant Shares with respect to which this Warrant is being exercised.

A =	the average of the closing prices of the Common Stock for the five (5) Trading Days immediately prior to (but not including) the Date of Exercise.

B =	the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

12.         Limitations on Exercise.  Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise).  For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 10 of this Warrant.  This restriction may not be waived.  Notwithstanding anything to the contrary contained in this Warrant, (a) no term of this Section may be waived by any party, nor amended such that the threshold percentage of ownership would be directly or indirectly increased, (b) this restriction runs with the Warrant and may not be modified or waived by any subsequent holder hereof and (c) any attempted waiver, modification or amendment of this Section will be void ab initio.

13.         No Fractional Shares.  No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant.  In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the date of exercise.

14.         Notices.  Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (California time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m. (California time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The addresses for such communications shall be:  (i) if to the Company, to Hudson Technologies, Inc., 1 Blue Hill Plaza, Suite 1541, Pearl River, New York 10965, Attn: Chief Executive Officer, or to facsimile no.: (845) 512-6070 (or such other address as the Company shall indicate in writing in accordance with this Section), or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

15.         Warrant Agent.  The Company shall serve as warrant agent under this Warrant.  Upon ten (10) days’ notice to the Holder, the Company may appoint a new warrant agent.  Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act.  Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

16.         Miscellaneous.

(a)           This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.  Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.  This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.  The foregoing sentence shall be subject to the restrictions on waivers and amendments set forth in Section 12 of this Warrant.

(b)           All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Warrant and the transactions herein contemplated (“Proceedings”) (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  If either party shall commence a Proceeding to enforce any provisions of this Warrant, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(c)           The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d)           In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(e)           The Holder is not entitled to any registration rights, except for the right of the Placement Agent to require the Company to include this Warrant, the exercise of this Warrant and the Warrant Shares in the Prospectus (as defined in the Placement Agent Agreement, dated as of July 31, 2009, by and between Roth Capital Partners, LLC and the Company).

(f)           In accordance with Rule 5110(g) of the FINRA Rules, this Warrant and the Warrant Shares shall not be shall not be sold during the Offering (as defined in the Placement Agent Agreement, dated as of July 31, 2009, by and between Roth Capital Partners, LLC and the Company), or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the Original Issue Date.

(g)           Prior to exercise of this Warrant, the Holder hereof shall not, by reason of being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

HUDSON TECHNOLOGIES, INC.

By:
Name:
Title:

EXERCISE NOTICE
HUDSON TECHNOLOGIES, INC.
WARRANT DATED ___________ ___, 2009

The undersigned Holder hereby irrevocably elects to purchase  _____________ shares of Common Stock pursuant to the above referenced Warrant.  Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

(1)	The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

(2)	The Holder intends that payment of the Exercise Price shall be made as (check one):

☐	“Cash Exercise” under Section 11

☐	“Cashless Exercise” under Section 11

(3)	If the holder has elected a Cash Exercise, the holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant.

(4)	Pursuant to this Exercise Notice, the Company shall deliver to the holder _______________ Warrant Shares in accordance with the terms of the Warrant.

(5)
By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 12 of this Warrant to which this notice relates.

Dated: ___________, ____	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the fact of the Warrant)

WARRANT SHARES EXERCISE LOG

Date	Number of Warrant Shares Available to be Exercised	Number of Warrant Shares Exercised	Number of Warrant Shares Remaining to be Exercised

HUDSON TECHNOLOGIES, INC.
WARRANT DATED ______ __, 2009
WARRANT NO. [__]

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________ ________________ the right represented by the above-captioned Warrant to purchase  ____________ shares of Common Stock to which such Warrant relates and appoints ________________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated: _______________, ____

_______________________________________
(Signature must conform in all respects to name of
holder as specified on the face of the Warrant)

_______________________________________
Address of Transferee

_______________________________________

_______________________________________

In the presence of:

__________________________

EXHIBIT C

FORM OF LOCK UP AGREEMENT

Lock Up Agreement

July 31, 2009

Roth Capital Partners, LLC
24 Corporate Plaza
Newport Beach, CA  92660

Re:           Hudson Technologies, Inc. - Public Offering of Common Stock

Dear Sirs:

In order to induce Roth Capital Partners, LLC (“Roth Capital”), to enter in to a certain placement agent agreement with Hudson Technologies, Inc., a New York corporation (the “Company”), with respect to the public offering (the “Offering”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), the undersigned hereby agrees that for a period (the “lock-up period”) of ninety (90) days following the date of this letter agreement, the undersigned will not, without the prior written consent of Roth Capital, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or any such securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (such shares or securities, the “Beneficially Owned Shares”)), (ii) enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (collectively, the “Lock-Up Securities”), or (iii) engage in any short selling of any Lock-Up Securities.

Anything contained herein to the contrary notwithstanding, any person to whom Lock-Up Securities  are transferred from the undersigned shall be bound by the terms of this Agreement.

In addition, the undersigned hereby waives, from the date hereof until the expiration of the ninety (90) day period following the date of the Company’s final prospectus, any and all (i) rights, if any, to request or demand registration pursuant to the Securities Act of 1933, as amended, of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares and (ii) preemptive rights or other rights to subscribe for shares of Common Stock from the Company.  In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop transfer orders with the transfer agent of the Common Stock with respect to Lock-Up Securities.

Notwithstanding anything to the contrary contained herein, in the event that the Offering  is not consummated within 30 days of the date of this Agreement, then the terms of this Agreement shall be of no further force and effect.

[Signatory]

By:
Name:
Title:

2

EXHIBIT D

FORM OF OPINION OF ISSUER’S COUNSEL1

1.           Each of the Company and its subsidiaries listed on Schedule A hereto (collectively, the “Subsidiaries”) hereto is a corporation existing and in good standing under the laws of its respective jurisdiction of organization.  Each of the Company and the Subsidiaries has all requisite corporate or other organizational power and authority to own its respective properties and to conduct its respective business as it is currently being conducted as described in the Prospectus.

2.           Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as foreign corporation or other foreign legal entity in the states listed on Schedule A hereto.

3.           The Company has all requisite corporate power and authority to execute, deliver, and perform its obligations under the Subscription Agreement, the Placement Agent Agreement and the Placement Agent Warrants.

4.           The Company has an authorized equity capitalization as set forth under the captions  “Description of Common Stock” and “Description of Preferred Stock” in the Base Prospectus.

5.           The execution, delivery and performance of each of the Placement Agent Agreement, the Subscription Agreement and the Placement Agent Warrants has been authorized by all necessary corporate action of the Company. Each of the Placement Agent Agreement, the Subscription Agreement and the Placement Agent Warrants has been duly executed and delivered by the Company.

6.           The Shares have been authorized by all necessary corporate action of the Company and, when issued and delivered to the Purchasers pursuant to the Placement Agent Agreement and the Subscription Agreement against payment of the consideration therefor as provided therein, will be validly issued, fully paid and nonassessable.

7.           The Placement Agent Warrant Shares initially issuable upon exercise of the  Placement Agent Warrants pursuant to the terms thereof have been authorized by all necessary corporate action of the Company and, when issued upon exercise of the Placement Agent Warrants in accordance with their terms against payment of the consideration therefor as provided therein, will be validly issued, fully paid and nonassessable.

1     Subject to normal and customary qualifications and assumptions.

8.           The execution, delivery and performance by the Company of its obligations under each of the Placement Agent Agreement, the Subscription Agreement and the Placement Agent Warrants on the date hereof in accordance with their respective terms, the issuance of the Shares, and the Placement Agent Warrants on the date hereof in accordance with the terms of the Placement Agent Agreement and the Subscription Agreement (with respect to the Shares) and the issuance of the Placement Agent Warrant Shares in accordance with their respective terms do not: (i) violate any provision of the Company’s Certificate of Incorporation or Bylaws, as each are currently in effect; (ii) constitute a default by the Company under any of the Company’s agreements listed on Schedule B hereto (except for such default that would not have a Material Adverse Effect), or (iii) violate any Applicable Law (this opinion being limited in that we express no opinion with respect to any violation (a) not readily ascertainable from the face of any judgment, writ, decree, order or agreement or (b) arising as a result of any violation of any agreement or covenant by failure to comply with any financial or numerical requirement requiring computation).

No opinion will be given as to whether the Company’s agreements listed on Schedule B are the only agreements material to the Company.  “Applicable Law” shall be defined as all United Stated federal securities laws and the laws of the State of New York which an attorney using prudent judgment would expect to be applicable to transactions of the type contemplated by the Placement Agent Agreement.

9.           No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court that is normally applicable to the transactions of the type contemplated by the Placement Agent Agreement is required under Applicable Law in connection with the execution, delivery or performance of the Placement Agent Agreement, the Subscription Agreement or the Placement Agent Warrants by the Company, or in connection with the issuance or sale of the Shares by the Company to the Purchasers or the issuance of the Placement Agent Warrants by the Company to the Placement Agent, except (i) for the registration of the Shares, Placement Agent Warrant and Placement Agent Warrant Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, (ii) periodic and other reporting requirements under the Securities Exchange Act of 1934 and the rules and regulations thereunder or (iii) as may be required under state securities or “blue sky” laws or under the bylaws, rules and regulations of FINRA (in each case, as which we express no opinion) .

10.         Based solely on certificates as to factual matters from officers of the Company, the Company is not required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

We have participated in the preparation of the Registration Statement and the  Prospectus. From time to time, we have had discussions with certain officers, directors and employees of the Company, with representatives of BDO Seidman LLP, the independent registered public accounting firm that examined the financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, with the Placement Agent and with counsel to the Placement Agent concerning the information contained in or incorporated by reference in the Registration Statement and the Prospectus. Based solely upon our participation and discussions described above, we are of the view that the Registration Statement (including all information deemed to be part of and included therein pursuant to Rule 430B under the Securities Act), as of the date it became effective and the Prospectus, as of its date, complied as to form in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, except that we express no opinion with respect to (i) the financial statements, financial schedules and other financial data included or incorporated by reference therein or omitted there from or (ii) the information referred to under the caption “Experts” as having been included or incorporated by reference therein on the authority of BDO Seidman LLP as experts.

We have acted as counsel to the Company in connection with the preparation of the Registration Statement and, although we have not undertaken to determine independently, and are not passing upon and do not assume any responsibility for the adequacy, accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus, nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  In addition, nothing has come to our attention that would lead us to believe that the General Disclosure Package, other than the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we make no statement, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  With respect to statements contained in the General Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.

The Registration Statement has become effective under the Securities Act, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending or threatened by the Commission.